Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO PRESENT AT

INVESTMENT CONFERENCES

Calabasas Hills, CA — May 29, 2012 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced two upcoming investment conference presentations.  Details regarding the presentations are below.

•                  32nd Annual Piper Jaffray Consumer Conference (New York)

June 5, 2012 at 9:55 a.m. Eastern Time

•                  Oppenheimer 12th Annual Consumer Conference (Boston)

June 27, 2012 at 10:15 a.m. Eastern Time

David Overton, Chairman and Chief Executive Officer, and W. Douglas Benn, Executive Vice President and Chief Financial Officer will be presenting.

Live webcasts of the presentations will be available on the Company’s website at www.thecheesecakefactory.com, and can be accessed by clicking on the “Investors” link from the home page and the respective conference webcast link at the top of the page.  Archives of the webcasts will be available following the live presentations.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 171 full-service, casual dining restaurants throughout the U.S., including 157 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  Learn more about the Company at www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100